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                                                                    EXHIBIT 10.6

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT ("Agreement") is made and entered into as of the 18th day of August, 2000, between AVENUE A, INC., a Washington corporation ("Lender") and NEVE RICHARD SAVAGE and ANN ELIZABETH SAVAGE (collectively, "Borrower"; a reference to "Borrower" shall be construed as a reference to either of them).

                               R E C I T A L S:

     A. Lender has agreed to make a loan (the "Loan") to Borrower in the amount of $1,300,000 to partially finance the purchase of Borrower's residence located at 15, Edwardes Square, London W8 6HE England and car parking space number 18, 20-25 Earls Terrace, Kensington (together, the "London Residence").

     B. As collateral for the Loan, Borrower has agreed to provide Lender (1) a pledge of 120,000 shares of Lender's common stock held by Borrower, represented by certificate numbers AVE 0658 and AVE 0660 (the "Pledged Shares"), and (2) a second legal charge on the London Residence (the "Second Legal Charge").

     C. Pursuant to the Pledge Agreement, Borrower will cause certain of the Pledged Shares to be sold pursuant to a set schedule, with the proceeds, after payment of any brokerage commission and any costs of Lender related to the sale, to be paid (1) first, to Borrower, in an amount sufficient to pay the taxes on the sale of the Pledged Shares sold, (2) second, to igroup2 limited ("First Mortgagee") for the any payments currently due on the debt owed by Borrower to First Mortgagee and secured by a first legal charge (the "First Legal Charge") on the London Residence, and (3) to Lender to reduce the amount of the Loan.

     D. This Agreement sets forth certain terms and conditions in connection with the Loan, including those governing the disbursement of Loan proceeds.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Lender and Borrower agree as follows:

1.   THE LOAN

     1.1  Disbursements

     Lender agrees to disburse the Loan proceeds to Borrower solely for the purpose of acquiring the London Residence; Borrower agrees to remit any excess Loan proceeds, after purchasing the London Residence, to Lender. The funds shall be disbursed via wire transfer

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to Farnfield & Nicholls Client Account, Lloyds TSB Bank Plc, High Street,
Gillingham, Dorset, England, Sort Code 30-93-45, Client Call Account: 0638057.

     1.2  Promissory Note

     The Loan shall be evidenced by Borrower's Promissory Note ("Note") in the Loan amount.

     1.3  Security

     Payment of the Note and performance of all of Borrower's obligations under the Loan Documents shall be secured by:

     (a) the Second Legal Charge which shall be a second legal mortgage on the London Residence; and

     (b) a pledge of the Pledged Shares pursuant to a Pledge Agreement (the "Pledge Agreement") dated August 18th, 2000 between Borrower and Lender.

     1.4  Loan Documents

     As used in this Agreement, "Loan Documents" means this Agreement, the Note, the Second Legal Charge, the Pledge Agreement, and all other documents and instruments relating to the Loan.

2.   CONDITIONS TO CLOSING

     Lender shall have no obligation to close the Loan or advance any proceeds of the Loan unless:

     (a) Lender shall have received a certified copy of an original hazard insurance policy on the London Residence, with such endorsements or other insurance policies as may be necessary to insure all perils reasonably required to be insured by Lender, issued by a company reasonably acceptable to Lender. The policy shall not be subject to cancellation without 30 days' prior written notice to Lender. Lender shall be named as a loss payee on the policy;

     (b) Lender shall have received the consent of the First Mortgagee to the encumbrance of the London Residence by the Second Legal Charge;

     (c) Lender shall have received the Second Legal Charge executed by the Borrower; and

     (d) Lender is satisfied that the proceeds of the Loan shall be used exclusively for the purpose of assisting in the acquisition of the London Residence.

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3.   COVENANTS OF BORROWER

     3.1  No Other Liens

     Borrower shall not permit, allow or cause the London Residence to be subject to any lien or encumbrance, other than the First Legal Charge and the Second Legal Charge, without the prior written consent of Lender, nor shall Borrower increase the amount of debt secured by the First Legal Charge.

     3.2  Further Assurances

     Whenever requested by Lender, Borrower shall promptly execute and deliver to Lender such instruments and documents as Lender may reasonably require to further evidence the Loan or perfect or continue the perfection of Lender's liens against and security interests in the collateral for the Loan.

     3.3  Other Agreements; No Modifications

     Borrower shall timely pay and perform all of its obligations under all of the Loan Documents.

     3.4  Sale of London Residence

     Borrower shall make best efforts to expeditiously sell the London Residence at a purchase price that is satisfactory to Lender.

     3.5  No Sales of Other Avenue A Securities

     As long as any balance on the Loan remains outstanding, Borrower will not consensually sell any securities of Avenue A, Inc. other than sales of the Pledged Shares pursuant to the Loan Documents.

4.   DEFAULT

     4.1  Event of Default

     Any one or more of the following events is an Event of Default ("Event of Default") under this Agreement.

     (a) There is an Event of Default as defined under any of the other Loan Documents.

     (b) Borrower fails to pay the principal of or any installment of interest on the Note, within five days of the date due, whether at scheduled maturity, by acceleration, or otherwise.

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     (c)  Borrower shall file a voluntary petition in bankruptcy or such a petition shall be filed against Borrower and is not dismissed within 60 days after filing; or if Borrower shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower or of all or any part of the collateral encumbered by the Pledge Agreement or the Second Legal Charge, or shall make any general assignment for the benefit of creditors, or shall admit in writing his inability to pay his debts generally as they become due.

     (d) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Borrower seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of Borrower or of all or any part of the collateral encumbered by the Pledge Agreement or Second Legal Charge, shall be appointed without the consent or acquiescence of Borrower and such appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive).

     (e) The actual or attempted conveyance, assignment, transfer, mortgage, pledge, encumbrance, hypothecation or other disposition of the London Residence or the Pledged Securities, or Borrower's rights under this Agreement, in violation of the terms of this Agreement or any of the other Loan Documents without the prior written consent of Lender.

     (f) Borrower fails to perform or comply with any obligation, covenant, obligation or other term under this Agreement, the Note, the First Legal Charge, the Second Legal Charge, or the Pledge Agreement, and that default is not rectified within 14 days.

     (g) Borrower is unable to pay their debts as they fall due or their contingent and actual liabilities exceed the value of their assets.

     (h) Borrower enters into any compromise or arrangement with their creditors or if they propose or enter into an Individual Voluntary Arrangement as outlined in the Insolvency Act 1986 or similar procedure.

     (i) Borrower has a statutory demand served on them and that demand is not withdrawn within 14 days or a bankruptcy petition is presented against them.

     (j) Borrower has a winding up petition presented against them on the basis that they are an unregistered company or partnership.

     (k) A creditor or any other third party registers any charge, caution or other encumbrance against Borrower's property, or any judgment or order for more than (pounds)750 is obtained and that order or judgment is not withdrawn, set aside or satisfied within 21 days.

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     (l)  Borrower agrees to sell the London Residence and/or the Pledged Shares without Lender's written consent.

     4.2  Inapplicability of Cure Periods

     All cure periods provided in this Agreement shall be inapplicable if, in Lender's reasonable judgment, the default is not capable of being cured within the time allowed, or a delay in Lender's enforcement of its rights and remedies is likely to result in a material impairment of its security.

5.   REMEDIES

     5.1  Acceleration

     Upon the occurrence of an Event of Default, the entire amount disbursed under the Note is immediately due and payable at the election of Lender.

     5.2  Remedies Not Exclusive

     No remedy conferred upon or reserved to Lender in the Loan Documents shall be exclusive of any other remedy provided in the Loan Documents or by law or in equity, and each shall be cumulative and shall be in addition to every other remedy given Lender under any of the Loan Documents or now or hereafter existing at law or in equity or by statute. Lender at its sole option, without limiting or affecting any rights and remedies hereunder, may exercise any of the rights and remedies to which it may be entitled under the Loan Documents concurrently or in such order as Lender may determine. The exercise of any rights of Lender shall not in any way constitute a cure or waiver of an Event of Default or invalidate any act done pursuant to any notice of default or prejudice Lender in the exercise of any of its rights. No failure of Lender to enforce its rights, remedies, or options shall be deemed to be a waiver of any such rights, remedies or options.

6.   MISCELLANEOUS

     6.1  Assignment

     Borrower may not assign their rights under this Agreement or any of the Loan Documents without the prior written consent of Lender.

     6.2  Notices

     (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing and mailed, faxed or delivered to the address or facsimile number specified below (provided, however, that any matter transmitted to the Lender by facsimile (i) shall be promptly confirmed by a telephone call to the Lender at the number specified below and (ii) shall be followed promptly by delivery of a hard copy original thereof) or to

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such other address or facsimile number as shall be designated by a party in a written notice to the other party.

                           If to Lender:

                           Avenue A, Inc.
                           506 Second Avenue, 9th Floor
                           Seattle, Washington  98104
                           Attention:  Jeffrey Miller
                           Facsimile No. (206) 436-8502
                           Telephone No. (206) 816-8346

                           If to Borrower:

                           Neve Richard Savage
                           Ann Elizabeth Savage
                           15, Edwardes Square
                           London W8
                           ENGLAND
                           Facsimile No. _______________
                           Telephone No. _______________

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon receipt by the addressee, or if delivered, upon delivery.

     6.3  Third Parties

     No provision of this Agreement is intended or shall be construed to be for the benefit of any third party.

     6.4  Captions

     All section or paragraph division, numbering, and captions are for convenience of reference only, and shall not affect the interpretation or construction of this Agreement or of any term, condition, or provision hereof.

     6.5  Entire Agreement; Modifications

     This Agreement and the Loan Documents constitute the entire agreement of the parties and supersede all prior negotiations, agreements or understandings and may not be contradicted by evidence of any alleged oral agreement. No modification or amendment of this Agreement or the Loan Documents shall be effective unless set forth in writing and signed by Lender and Borrower.

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     6.6  Counterparts

     This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same original.

     6.7  Severability

     If any term or provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity shall not affect the enforceability of the remaining provisions of this Agreement and the other Loan Documents.

     6.8  Term

     This Agreement shall remain in effect until the Loan has been repaid in full.

     6.9  Nature of Liability

     Whenever two or more persons are referenced in the term "Borrower" herein, the liabilities and obligations of such persons under the Loan Documents shall be joint and several.

     6.10 Governing Law

     This Agreement shall be governed by English law.

     6.11 Jurisdiction

     It is agreed, for the sole benefit of Lender, that the courts of England and Wales shall have non-exclusive jurisdiction to settle any claim, dispute, difference or issue which may arise out of or in connection with this Agreement and the parties to this Agreement hereby irrevocably submit to such jurisdiction. Any judgement, order or decision of said courts in respect of any such claim, dispute, difference or issue may be enforced by any court of any state which, under the laws and rules applicable in that state, is competent or able to grant such enforcement.

            [The remainder of this page intentionally left blank.]

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     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written above.

EXECUTED by                                 )
AVENUE A, INC.                              )
acting by the undermentioned                )
person(s) on the authority of               )
the company in accordance                   )
with the laws of the territory              )
of its incorporation:                       )


                                            Authorised signatory

                                            Authorised signatory

SIGNED by                                   )
NEVE RICHARD SAVAGE                         )




SIGNED by                                   )
ANN ELIZABETH SAVAGE                        )

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